UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14 (c)

of the Securities Exchange Act of 1934

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☐ Preliminary Information Statement	☐ Confidential, for Use of the Commission Only (as permitted by Rule 14c-5 (d)(2))
☒ Definitive Information Statement

THE BEARD COMPANY

(Name of Registrant As Specified In Charter)

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The Beard Company

301 N.W. 63rd Street

Suite 400

Oklahoma City, OK 73142

INFORMATION STATEMENT

October 1, 2009

NOTICE OF STOCKHOLDER ACTION BY WRITTEN CONSENT

To the Holders of Stock of The Beard Company:

The purpose of this letter is to inform you that our majority stockholders holding the voting rights equivalent to 58.58% of the outstanding shares of our common stock executed written consent in lieu of a special meeting approving the amendment to our Certificate of Incorporation to increase the number of authorized shares of common stock we may issue from 15,000,000 to 30,000,000, decreasing the par value to $.00033325 per share (the “Share Increase”), and authorizing a 2 for 1 stock split of our common stock (the “Stock Split”), each an “Action” and collectively the “Actions”  on  September 18, 2009. Our Board of Directors approved the proposed corporate Actions on September 8, 2009.

The accompanying Information Statement which describes the above corporate actions in more detail is being furnished to our stockholders for informational purposes only, pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations prescribed thereunder.

Under the Oklahoma General Corporation Act and our Certificate of Incorporation and Bylaws, stockholder action may be taken by written consent in lieu of a special meeting. Accordingly, the above-described Actions by our Board of Directors and written consent of our majority stockholders are sufficient under the Oklahoma Business Corporation Act, our Certificate of Incorporation, and our Bylaws. Pursuant to Rule 14c-2 under the Exchange Act, the Actions will not be implemented until at least twenty (20) calendar days after the mailing of this Information Statement to our stockholders.

WE ARE NOT ASKING YOU FOR A PROXY

AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

We will first mail this Information Statement to stockholders on or about October 1, 2009.

October 1, 2009

By Order of the Board of Directors of The Beard Company

By:	/s/ Herb Mee, Jr.
Herb Mee, Jr.
President

THE BEARD COMPANY

OCTOBER 1, 2009

INFORMATION STATEMENT

CONCERNING CORPORATE ACTIONS AUTHORIZED BY WRITTEN

CONSENT OF STOCKHOLDERS OWNING A MAJORITY OF SHARES OF OUR VOTING SHARES ENTITLED TO VOTE THEREON

COPIES OF COMMUNICATIONS TO:

McAfee & Taft A Professional Corporation

Attn: Jerry A. Warren, Esq.

Tenth Floor, Two Leadership Square

211 N. Robinson

Oklahoma City, Oklahoma 73102

Phone: 405-235-9621

Fax: 405-235-0439

WE ARE NOT ASKING YOU FOR A PROXY

AND YOU ARE REQUESTED NOT TO SEND US A PROXY

SUMMARY

YOU SHOULD READ THE FOLLOWING SUMMARY TOGETHER WITH THE MORE DETAILED INFORMATION AND FINANCIAL STATEMENTS AND THE NOTES TO THOSE STATEMENTS APPEARING ELSEWHERE IN THIS INFORMATION STATEMENT OR DELIVERED WITH THIS INFORMATION STATEMENT.

THE ACTIONS

Stock Split	The Company authorizes a 2-for-1 Stock Split on its outstanding common stock.

See “STOCK SPLIT”

Share Increase	The Company authorizes an amendment to its Certificate of Incorporation increasing its authorized common stock from 15,000,000 to 30,000,000.

See “SHARE INCREASE”

GENERAL INFORMATION

This Information Statement is being mailed or otherwise furnished to our stockholders by the Board of Directors to notify the corporate actions that the holder of a majority of our outstanding voting stock have taken by written consent in lieu of a special meeting. The Actions were taken on September 18, 2009 in accordance with the requirements of Oklahoma law.

Our Board of Directors has determined that the close of business on September 8, 2009 was the record date (“Record Date”) for the stockholders entitled to notice about the actions authorizing (i) approving the amendment to our Certificate of Incorporation to increase the number of its authorized shares of common stock we may issue from 15,000,000 to 30,000,000, and (ii) a Stock Split in a ratio of 2 to 1 on our common stock.

Copies of this Information Statement are first being sent on or about October 1, 2009 to our stockholders of record as of the Record Date.

No Appraisal Rights

Shareholders will not have dissenters’ rights to appraisal in connection with the Actions discussed in this Information Statement.

Proxies

No proxies are being solicited.

Information Statement Costs

The cost of delivering this Information Statement, including the preparation, assembly and mailing of the Information Statement, as well as the cost of forwarding this material to the beneficial owners of our capital stock will be borne by us. We may reimburse brokerage firms and others for expenses in forwarding Information Statement materials to the beneficial owners of our capital stock.

Householding of Information Statement

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” information statements. This means that only one copy of our information statement may have been sent to multiple stockholders in each household. We will promptly deliver a separate copy of either document to any stockholder upon written or oral request to The Beard Company, 301 N.W. 63rd Street, Suite 400, Oklahoma City, Oklahoma 73116, (405) 842-2333. Any stockholder who wants to receive separate copies of our Information Statement in the future, or any stockholder who is receiving multiple copies and would like to receive only one copy per household, should contact the stockholder’s bank, broker, or other nominee record holder, or the stockholder may contact us at the above address.

SHAREHOLDERS ENTITLED TO VOTE

As of September 8, 2009 (the “Record Date”), we had 9,912,457 shares of common stock and 27,838 shares of preferred stock issued and outstanding. Each share of common stock is entitled to one vote on all matters acted upon. Each share of preferred stock was convertible into 10.64438204 (296,318) shares on the Record Date, and was entitled to one vote for each full share of common stock into which it was convertible. Accordingly, a total of 10,208,775 votes would be entitled to be cast at a special meeting of the stockholders if the Actions were to be approved at a meeting rather than by written consent of the stockholders, and the holder of the preferred stock would be entitled to cast 7.49% of such votes. This Information Statement is being furnished to our stockholders of record as of the Record Date to inform them of the approval of the Actions by written consent of stockholders owning a majority of our shares that would be entitled to vote on such Actions as of the Record Date.

PROPOSAL I

SHARE INCREASE

We are currently authorized by our Certificate of Incorporation to issue 15,000,000 shares of common stock, $0.0006665 par value per share and 5,000,000 shares of preferred stock, $1.00 par value per share. We propose to amend the Certificate of Incorporation to increase the number of common shares we are authorized to issue to 30,000,000 shares of common stock, thereby decreasing the par value of such stock from $0.0006665 to $.00033325 par value per share. As of the date the amendment was approved by our Board and the majority stockholders, there were 9,912,457 shares of our common stock issued and outstanding.

Effective Date of the Share Increase

The Effective Date of the Share Increase (the ‘‘Effective Date’’) will be 5:00 p.m. Central Time on the date the Amended Certificate of Incorporation is accepted and recorded by the Oklahoma Secretary of State in accordance with Section 1077 of the Oklahoma General Corporation Act, which is anticipated to be on or after October 21, 2009, but in no case will the Effective Date be earlier than 20 calendar days after the date this Information Statement is first mailed to stockholders.

Reasons for the Share Increase

Our Board believes it is in our best interests and the best interests of our stockholders to increase the number of authorized shares of our common stock to allow for the issuance of shares of our common stock or other securities in connection with such potential issuances and such other purposes as the Board determines. The Board believes that the Share Increase will afford the Company greater flexibility in seeking capital and potential acquisition targets. The Board has no immediate plans, understandings, agreement or commitments to issue shares of common stock for any purposes.

Effect of the Share Increase

The increase in the authorized number of shares of our common stock will permit our Board to issue additional shares of our common stock without further approval of our stockholders, and our Board does not intend to seek stockholder approval prior to any issuance of the authorized capital stock unless stockholder approval is required by applicable law or stock market or exchange requirements. Our issuance of additional shares of common stock may result in substantial dilution to our existing stockholders, and such issuances may not require stockholder approval.

The increase in the authorized number of shares of our common stock did not result from our knowledge of any specific effort to accumulate our securities or to obtain control of us by means of a merger, tender offer, proxy solicitation in opposition to management or otherwise, and we did not take such action to increase the authorized shares of our common stock to enable us to frustrate any efforts by another party to acquire a controlling interest or to seek representation on our Board.

The issuance of additional shares of our common stock may have a dilutive effect on earnings per share and on the equity and voting power of existing security holders of our common stock. It may also adversely affect the market price of our common stock. However, if additional shares are issued in transactions whereby favorable business opportunities are provided, the market price of our common stock may increase.

PROPOSAL II

STOCK SPLIT

GENERAL

On September 8, 2009, our Board of Directors passed resolutions declaring that it is advisable for our company to effect a 2-for-1 forward split of our common stock (the “Stock Split”) so that as of the Effective Date our issued and outstanding common stock will be twice the number of shares issued and outstanding prior to the Effective Date. As of September 8, 2009, the number of issued and outstanding shares would have increased from 9,912,457 shares of common stock to 19,824,914 shares of common stock. Correspondingly, our authorized common stock was increased from 15,000,000 shares of common stock to 30,000,000 shares of common stock. Accordingly, our Board of Directors approved an amendment to our Certificate of Incorporation to carry out the Stock Split.

PURPOSE AND MATERIAL EFFECTS OF THE STOCK SPLIT

The Board of Directors believes that, among other reasons, the number of outstanding shares of our common stock has contributed to a low trading volume and has made it difficult to attract new investors.  The Board of Directors has proposed the Stock Split as one method to increase the number of shares outstanding to increase the public float and to reduce the spread between bid and ask prices.

We believe that the Stock Split may improve the trading volume of our common stock and could help generate interest in the Company. However, the effect of the split upon the market price for our common stock cannot be predicted. There can be no assurance that the market price per share of our common stock or the trading volume after the split will rise.

The split will affect all of our stockholders uniformly and will not affect any stockholder's percentage ownership interests in the Company or proportionate voting power. The principal effect of the split will be that the number of shares of common stock issued and outstanding will be doubled. Assuming the Effective Date had been September 8, 2009, the following chart depicts the capitalization structure of the Company, both, pre- and post-split:

Pre- Stock Split

Authorized Shares	Issued Shares	Authorized but Unissued
15,000,000	9,912,457	5,087,543

Post- Stock Split

Authorized Shares	Issued Shares	Authorized but Unissued
30,000,000	19,824,914	10,175,086

Preferred Stock

Beard’s Certificate of Incorporation provides that, in the event of a stock split, the conversion ratio of the Company's Series A Convertible Redeemable Preferred Stock (the “Preferred Stock”) will be adjusted. Prior to the proposed 2-for-1 stock split, each share of the Preferred Stock would have been convertible into 10.64438204 shares of the Company's common stock. If the shareholders approve the proposed split, the conversion ratio will be adjusted to 21.28876408. The following table gives effect to the adjustment if the proposal is approved:

	Convertible into the
Preferred Shares	Following Number of Common Shares
Outstanding	Pre-Split	Post-Split

27,838	296, 318	592,636

Procedure For Effecting Split and Exchange of Stock Certificates

If the Board of Directors still believes that the split is in the best interests of Beard and its stockholders, Beard will file the amendment to its Certificate of Incorporation with the Oklahoma Secretary of State at such time as the Board of Directors has determined the appropriate effective date for the Stock Split. The split will become effective on the date of filing the amendment. The Board of Directors presently anticipates that the Effective Date will be approximately October 21, 2009.

Beginning on the Effective Date of the split, each certificate representing shares of Beard common stock outstanding prior to the Effective Date will be deemed for all corporate purposes to evidence ownership of post-split shares. After the split, stockholders holding shares on the Effective Date will not be required to exchange their current certificates representing pre-split shares to certificates representing post-split shares. New certificates will be issued in place of old certificates upon being presented for transfer or exchange; provided, however, the stockholders may, at their option, exchange their old certificates for new certificates at any time by delivering the current certificate(s) to the Company's transfer agent duly endorsed for transfer and with proper instructions.

Please note that all stock certificates sent to the Company's transfer agent should be duly endorsed for transfer; otherwise, they will be returned to you.

INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON

None.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The table below sets forth information, as of April 24, 2009, with respect to the beneficial ownership of shares of the Company by each person who is known to us to be the owner of five percent of our outstanding stock, by each Director or nominee for Director, by each of the executive officers named in the Compensation Table contained at page 14 hereof, and by all Directors and executive officers as a group. Unless otherwise noted, the person named has sole voting and investment power over the shares reflected opposite his name.

Name	Outstanding Shares Beneficially Owned (A)	Options, Warrants and Benefit Plan Shares Exercis- able and Notes Convertible Within 60 Days (B)	Total Shares Beneficially Owned Assuming Exercise or Conversion of Column (B) Shares (C)	Percent of Beneficial Ownership	Percent of Shares Entitled to Vote at the Meeting (15)

John Hancock Financial Services, Inc. (“Hancock") 57th Floor, 200 Clarendon Street Boston, Massachusetts 02117	764,378 (1)	None	764,378 (1)	7.49%	7.49%
7HBF, Ltd. (“7HBF”) 5070 Mark IV Parkway Fort Worth, Texas 76106	1,865,300 (2)	None	1,865,300 (2)	18.82%	18.27%
The William M. Beard and Lu Beard 1988 Charitable Unitrust (“Unitrust”) Harvey Parkway, 301 N.W. 63rd Street, Suite 400 Oklahoma City, OK 73116	1,078,958 (3)	None	1,078,958 (3)	10.88%	10.57%
Allan R. Hallock Trust (“ARH Trust”) #2 Cleek Way Columbine Valley, CO 80123	549,923 (4)	962 (4)	550,885 (4)	5.56%	5.39%

W. M. Beard Harvey Parkway, 301 N.W. 63rd Street, Suite 400 Oklahoma City, OK 73116	2,873,181 (5)	None	2,873,181 (5)	28.99%	28.14%
Lu Beard Harvey Parkway, 301 N.W. 63rd Street, Suite 400 Oklahoma City, OK 73116	1,081,476 (6)	None	1,081,476 (6)	10.91%	10.59%
Herb Mee, Jr. Harvey Parkway, 301 N.W. 63rd Street, Suite 400 Oklahoma City, OK 73116	875,464 (7)	None	875,464 (7)	8.83%	8.58%
Allan R. Hallock	553,673 (8)	962 (8)	554,635 (8)	5.59%	5.42%
Harlon E. Martin, Jr.	130,592 (9)	None	130,592 (9)	1.32%	1.28%
All directors and executive officers as a group (8 in number)	4,199,243(10)	10,962	4,210,205(11)	42.43%(10)	41.13%(11)

(1)

Includes 468,060 common shares and 27,838 preferred shares which were convertible into 296,318 common shares on April 24, 2008. Hancock owns 100% of our issued and outstanding preferred stock. All shares are owned directly and are held by Hancock on behalf of itself and affiliated entities.

(2)

Includes 1,865,300 common shares which are owned directly by 7HBF and are deemed to be owned indirectly by 7HBF Management Company, Ltd. (“Management”) as general partner. Randall W. Harvison and John D. Harvison are managers of Management and may be deemed to have beneficial ownership of such shares; however, they disclaim any beneficial ownership of such securities.

(3)	Includes 1,078,958 common shares which are owned directly by the Unitrust, of which Mr. Beard and his wife, Lu Beard, serve as co-trustees and share voting and investment power.

(4)

Includes 549,923 common shares and 962 presently exercisable warrants exercisable at $0.80 per share, all of which are owned directly by the ARH Trust of which Mr. Hallock serves as trustee and has sole voting and investment power.

(5)

Includes 1,371,831 shares owned directly by Mr. Beard as to which he has sole voting and investment power; 1,078,958 shares owned directly by the Unitrust as described in footnote (3) above; 72,428 shares held by the William M. Beard Irrevocable Trust "A," 90,348 shares held by the William M. Beard Irrevocable Trust "B," and 125,322 shares held by the William M. Beard Irrevocable Trust "C" (collectively, the "Beard Irrevocable Trusts") of which Messrs. Beard and Herb Mee, Jr. are trustees and share voting and investment power; 10,106 shares each held by the John Mason Beard II Trust and by the Joseph G. Beard Trust as to which Mr. Beard is the trustee and has sole voting and investment power; 3,834 shares held by the Rebecca Banner Beard Lilly Living Trust as to which Mr. Beard is a co-trustee and shares voting and investment power with his daughter; 80,250 shares held by (the 401(k) Trust for the account of Mr. Beard as to which he has sole voting and investment power; and 29,998 shares held by B & M Limited, a general partnership (“B&M”), of which Mr. Beard is a general partner and shares voting and investment power with Mr. Mee. Excludes 211,847 shares held in the Company’s 2003-2 Deferred Stock Compensation Plan (the “DSC Plan”) which will be distributed in annual installments of approximately 42,370 shares per year from 2010 through 2014 pursuant to his binding election under the Plan, and 2,518 shares owned by his wife as to which Mr. Beard disclaims beneficial ownership.

(6)

Includes 1,078,958 shares owned by the Unitrust, of which Mr. and Mrs. Beard serve as co-trustees and share voting and investment power. Also includes 2,518 shares owned directly by Mrs. Beard as to which she has sole voting and investment power.

(7)

Includes 220,640 shares owned directly by Mr. Mee as to which he has sole voting and investment power; 110,635 shares held by Mr. Mee and Marlene W. Mee, his wife, as joint tenants as to which he shares voting and investment power with Mrs. Mee, 9,200 shares held by Mee Investments, Inc., as to which Mr. Mee has sole voting and investment power; 29,998 shares held by B & M as to which Mr. Mee shares voting and investment power with Mr. Beard but as to which Mr. Mee has no present economic interest; and 216,893 shares held by the 401(k) Trust for the account of Mr. Mee as to which he has sole voting and investment power. Also includes 288,098 shares held by the Beard Irrevocable Trusts as to which Mr. Mee is a co-trustee and shares voting and investment power with Mr. Beard but as to which Mr. Mee has no pecuniary interest and disclaims beneficial ownership. Excludes 71,292 shares reserved in Mr. Mee’s account in the DSC Plan which will be distributed in annual installments of 23,764 shares per year from 2010 through 2012 pursuant to his binding election under the Plan, and 66 shares owned by Mrs. Mee, as to which Mr. Mee disclaims beneficial ownership.

(8)

Includes 549,923 common shares, and 962 presently exercisable warrants which are exercisable at $0.80 per share, all of which are owned directly by the ARH Trust of which Mr. Hallock serves as trustee and has sole voting and investment power. Also includes 3,750 shares held by an IRA for the benefit of Mr. Hallock as to which he has sole voting and investment power.

(9)	Includes 130,592 shares held directly by Mr. Martin as to which he has sole voting and investment power.

(10)

Includes 2,687,720 shares as to which directors and executive officers have sole voting and investment power and 1,511,523 shares as to which they share voting and investment power with others. Shares reflect the applicable ownership of Column (A) shares. Percentage represents the percent of Column (A) Shares.

(11)

Includes 2,698,682 shares as to which directors and executive officers have sole voting and investment power and 1,511,523 shares as to which they share voting and investment power with others. Shares reflect the applicable ownership of Column (C) shares. Percentage represents the percent of Column (C) Shares.

(12)	Percentage represents the percent of Column (A) Shares.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this information statement, which means that we can disclose important information to you by referring you to another document or report filed separately with the SEC. The information incorporated by reference is deemed to be a part of this Information Statement, except to the extent any information is superseded by this Information Statement. The following documents which have been filed by us with the Securities and Exchange Commission and contain important information about us and our finances, are incorporated into this Information Statement.

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2008, filed with the Commission on March 31, 2009.

Any statement contained in a document incorporated or deemed to be incorporated by reference into this Information Statement will be deemed to be modified or superseded for purposes of this Information Statement to the extent that a statement contained in this Information Statement or any other subsequently filed document that is deemed to be incorporated by reference into this Information Statement modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this Information Statement. The reports incorporated by reference into this Information Statement are being delivered our stockholders along with this Information Statement.

EFFECTIVE DATE OF THE ACTIONS

Pursuant to Rule 14c-2 under the Exchange Act, the Actions shall not be effective until a date at least twenty (20) days after the date on which the Definitive Information Statement has been mailed to the Stockholders. The Company anticipates that the actions contemplated hereby will be effected on or about close of business on October 21, 2009.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF AN INFORMATION STATEMENT FOR ACTIONS TAKEN BY WRITTEN CONSENT OF THE SHAREHOLDERS TO BE EFFECTED ON OR AFTER OCTOBER 21, 2009.

This information statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2008 are available to you on our website at http://www.beardco.com/governance.

By Order of the Board of Directors

By:	/s/ Herb Mee, Jr.
Herb Mee, Jr.
President